Exhibit 10.3(a)
Amendment to Employment Agreement between Flushing Financial Corporation and Michael J. Hegarty.


                           AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT ("Agreement") is made and entered into as of the 18th day of June 1996, by and between Flushing Financial Corporation, a Delaware Corporation having its executive offices at 144-51 Northern Boulevard, Flushing, New York 11354 (the "Holding Company") and Michael J. Hegarty, residing at Two Central Drive, Glen Head, New York 11545 ("Officer").

The Holding Company and the Officer agree that, effective as of the date hereof, the employment agreement entered into between the Holding Company and the Officer as of November 21, 1995 (the "Employment Agreement"), is hereby amended as provided herein.

1. The second sentence of Section 2(a) of the Employment Agreement is amended to read as follows:

"The Employment Period shall be for a term commencing on the day on which the conversion of Flushing Savings Bank, FSB ("Bank") from the mutual to stock form of ownership becomes effective (the "Effective Date of the Conversion") and ending on the third anniversary of such date, plus such extensions as are provided pursuant to section 2(b) of this Agreement."

2. Section 7(b)(iii) of the Employment Agreement is amended to read as follows:

"continued group life, disability, health (including medical and major medical) and accident insurance benefits, in addition to that provided pursuant to section 7(b)(ii), to the extent necessary to provide coverage for
the Officer for a period of 36 month ("Severance Period").   Such coverage
shall be equivalent to that to which the Officer would have been entitled if he had continued working for the Bank and the Holding Company during the Severance Period at the highest annual rate of Current Salary achieved during the Employment Period; and"

3. Except as it may be amended as provided herein, the Employment Agreement shall continue in full force and effect in accordance with its original terms.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.

                                                FLUSHING FINANCIAL CORPORATION


/s/ Michael J. Hegarty                          By:   /s/ James F. McConnell
----------------------                                ----------------------
Officer
Michael J. Hegarty                               Name:  James F. McConnell
                                                 Title: President and CEO